Exhibit 99.1

News Release

Contact:	Dan Eggers
Investor Relations
312-394-2345

Paul Adams
Corporate Communications
410-470-4167

EXELON ANNOUNCES FIRST QUARTER 2017 RESULTS

CHICAGO (May 3, 2017) — Exelon Corporation (NYSE: EXC) announced first quarter 2017 consolidated earnings as follows:

	First Quarter
	2017	2016
GAAP Results:
Net Income ($ millions)	$995	$173
Diluted Earnings per Share	$1.07	$0.19
Adjusted (non-GAAP) Operating Results:
Net Income ($ millions)	$605	$632
Diluted Earnings per Share	$0.65	$0.68

“Exelon delivered solid performance for shareholders and customers in the first quarter, achieving record reliability and operational excellence. We marked the one-year anniversary of our merger with Pepco Holdings, successfully executing on merger commitments and integration targets, while delivering tangible benefits to our new customers,” said Christopher M. Crane, Exelon President and CEO. “We completed the acquisition of the FitzPatrick power plant, and recently began earning zero-emissions credit revenues in New York, helping to preserve jobs and deliver clean energy across the state. I am proud of the hard work of our 34,000 employees who safely deliver on our commitments to customers, shareholders and communities every day.”

First Quarter Operating Results

Exelon’s GAAP Net Income increased to $1.07 per share in the first quarter of 2017 from $0.19 per share in the first quarter of 2016. Exelon’s adjusted (non-GAAP) Operating Earnings decreased to $0.65 per share in the first quarter of 2017 from $0.68 per share in the first quarter of 2016.

First quarter 2017 results include $0.09 per share of PHI Adjusted (non-GAAP) Operating Earnings. Adjusted (non-GAAP) Operating Earnings in the first quarter of 2017 reflect the following unfavorable factors:

•	Unfavorable impact of declining natural gas prices on Generation’s natural gas portfolio

•	Unfavorable impact of increased nuclear outage days at Generation

•	Lower capacity prices at Generation, and

•	Lower realized energy prices at Generation

These factors were partially offset by:

•	Higher utility earnings due to regulatory rate increases, and

•	Higher revenue at Generation under the Ginna Reliability Support Services Agreement

Adjusted (non-GAAP) Operating Earnings for the first quarter of 2017 do not include the following items (after tax) that were included in reported GAAP Net Income:

	(in millions)	(per diluted share)
Exelon GAAP Net Income	$995	$1.07
Mark-to-Market Impact of Economic Hedging Activities	30	0.03
Unrealized Gains Related to Nuclear Decommissioning Trust (NDT) Fund Investments	(99)	(0.10)
Amortization of Commodity Contract Intangibles	3	—
Merger and Integration Costs	25	0.03
Merger Commitments(1)	(137)	(0.15)
Reassessment of State Deferred Income Taxes	(20)	(0.02)
Cost Management Program	4	—
Tax Settlements	(5)	(0.01)
Bargain Purchase Gain	(226)	(0.24)
CENG Noncontrolling Interest	35	0.04

Exelon Adjusted (non-GAAP) Operating Earnings	$605	$0.65

(1)	Represents a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.

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Adjusted (non-GAAP) Operating Earnings for the first quarter of 2016 do not include the following items (after tax) that were included in reported GAAP Net Income:

	(in millions)	(per diluted share)
Exelon GAAP Net Income	$173	$0.19
Mark-to-Market Impact of Economic Hedging Activities	(64)	(0.07)
Unrealized Gains Related to NDT Fund Investments	(31)	(0.03)
Amortization of Commodity Contract Intangibles	(12)	(0.01)
Merger and Integration Costs	76	0.08
Merger Commitments	394	0.42
Long-Lived Asset Impairments	71	0.07
Cost Management Program	14	0.02
CENG Noncontrolling Interest	11	0.01

Exelon Adjusted (non-GAAP) Operating Earnings	$632	$0.68

First Quarter and Recent Highlights

•	FitzPatrick Acquisition: On March 31, 2017, Generation acquired the James A. FitzPatrick nuclear station located in Scriba, New York for a total purchase price of $293 million. The total purchase price consisted of a cash purchase price of $110 million and a net cost reimbursement to and on behalf of Entergy of $183 million. As part of the acquisition agreements, Generation provided nuclear fuel and reimbursed Entergy for incremental costs to prepare for and conduct a plant refueling outage; and Generation reimbursed Entergy for incremental costs to operate and maintain the plant for the period after the refueling outage through the acquisition closing date. These reimbursements covered costs that Entergy otherwise would have avoided had it shut down the plant as originally intended in January 2017. Generation recognized a $226 million after-tax bargain purchase gain as a result of the FitzPatrick acquisition.

•	Generation Renewable JV Transaction: On March 31, 2017, ExGen Renewables Holdings, LLC entered into a sales agreement for 49 percent of the membership interest in its renewable generation portfolio for a purchase price of $400 million, subject to certain working capital and post-closing adjustments. These proceeds, net of approximately $115 million of income taxes on the sale, will be used by Generation to pay down debt and for general corporate purposes. Upon consummation of the transaction, ExGen Renewables Holdings will be the managing member over the joint venture and its renewable generation portfolio. Consummation of the transaction is expected in the late second quarter or early third quarter and is subject to various customary closing conditions, including receipt of regulatory approvals from the Federal Energy Regulatory Commission and Public Utility Commission of Texas.

•	DPL Maryland Electric Distribution Rate Case: On Feb. 15, 2017, the MDPSC approved an electric distribution rate increase of $38 million based on an allowed ROE of 9.6 percent. The new rates became effective for services rendered on or after February 15, 2017.

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•	DPL Delaware Electric and Natural Gas Distribution Rate Case: On May 17, 2016, DPL filed applications with the DPSC requesting increases of $63 million (which was updated to $60 million on March 8, 2017) and $22 million to its electric and natural gas distribution rates, respectively, each based on a requested ROE of 10.6 percent. On March 8, 2017, DPL entered into a settlement agreement with the Division of the Public Advocate, Delaware Electric Users Group and the DPSC Staff in its electric distribution rate proceeding, which provides for an increase in DPL electric distribution rates of $32 million based on an allowed ROE of 9.7 percent. On April 6, 2017, DPL entered into a settlement agreement with the Division of the Public Advocate and the DPSC Staff in its natural gas distribution rate proceeding, which provides for an increase in DPL natural gas distribution rates of $4.9 million based on an ROE of 9.7 percent.

•	Pepco Maryland Electric Distribution Rate Case: On March 24, 2017, Pepco filed an application with the MDPSC requesting an electric rate increase of $69 million based on a requested ROE of 10.1 percent. Pepco expects a decision in this matter in the fourth quarter of 2017.

•	ACE Electric Distribution Rate Case: On March 30, 2017, ACE filed an application with the NJBPU requesting an electric distribution rate increase of $70 million, based on a requested ROE of 10.1 percent. ACE currently expects a decision in this matter in the first quarter of 2018.

•	Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation is the volume of energy that best represents our commodity position in energy markets from owned or contracted generating facilities upon a simulated dispatch model that makes assumptions regarding future market conditions, which are calibrated to market quotes for power, fuel, load following products, and options. The proportion of expected generation hedged as of March 31, 2017, was 97.0 percent to 100.0 percent for 2017, 60.0 percent to 63.0 percent for 2018, and 30.0 percent to 33.0 percent for 2019. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment-grade balance sheet, while preserving its ability to participate in improving long-term market fundamentals.

•	Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and 100 percent of the CENG units, produced 43,504 gigawatt-hours (GWh) in the first quarter of 2017, compared with 44,802 GWh in the first quarter of 2016. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 94.0 percent capacity factor for the first quarter of 2017, compared with 95.8 percent for the first quarter of 2016. The number of planned refueling outage days in the first quarter of 2017 totaled 95, compared with 70 in the first quarter of 2016. There were 8 non-refueling outage days in the first quarter of 2017, compared with 10 days in the first quarter of 2016.

•	Fossil and Renewables Operations: The dispatch match rate for Generation’s gas and hydro fleet was 99.1 percent in the first quarter of 2017, compared with 93.5 percent in the first quarter of 2016. Energy capture for the wind and solar fleet was 95.7 percent in the first quarter of 2017, compared with 96.2 percent in the first quarter of 2016.

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•	Financing Activities:

•	On March 10, 2017, Generation issued $250 million aggregate principal amount of its 2.950 percent Senior Notes due in 2020 and $500 million aggregate principal amount of its 3.400 percent Senior Notes due in 2022. The proceeds from the sale of the Senior Notes were used to repay outstanding commercial paper obligations and for general corporate purposes.

•	On April 3, 2017, Exelon completed the remarketing of $1.15 billion aggregate principal amount of its 2.500 percent Junior Subordinated Notes due 2024, originally issued as components of its equity units issued in June 2014. As contemplated in the June 2014 equity unit structure, Exelon completed the remarketing of the 2024 notes into $1.15 billion aggregate principal amount of 3.497 percent junior subordinated notes due in 2022. Exelon conducted the remarketing on behalf of the holders of equity units and did not directly receive any proceeds therefrom. Instead, the former holders of the 2024 notes may use debt remarketing proceeds towards settling the forward equity purchase contract with Exelon on June 1, 2017. Exelon will receive $1.15 billion upon settlement on June 1, 2017 of the forward equity purchase contract. Exelon currently expects the number of equity shares to be issued to range from 26 million to 33 million, dependent on Exelon’s stock price at the time of settlement pursuant to the equity unit terms.

•	In September 2014, EGTP, an indirect subsidiary of Exelon and Generation, issued $675 million aggregate principal amount of a nonrecourse senior secured term loan. On May 2, 2017, EGTP entered into a consent agreement with its lenders to permit EGTP to draw on its revolving credit facility and initiate an orderly sales process to sell the assets of its wholly-owned subsidiaries, the proceeds from which will first be used to pay the administrative costs of administering the sale, the normal and ordinary costs of operating the plants and repayment of the secured debt of EGTP, including the revolving credit facility. As a result, in the second quarter, Exelon and Generation will reclassify certain EGTP’s assets and liabilities on Exelon’s and Generation’s Consolidated Balance Sheets as held for sale at their respective fair values. Exelon and Generation estimate a pre-tax impairment charge upon reclassification ranging from $300 million to $400 million will be recognized in the second quarter of 2017.

Operating Company Results

ComEd consists of electricity transmission and distribution operations in Northern Illinois.

ComEd’s first quarter 2017 GAAP Net Income was $141 million compared with $115 million in the first quarter of 2016. Adjusted (non-GAAP) Operating Earnings for the first quarter of 2016 do not include merger and integration costs that were included in reported GAAP Net Income as reconciled in the table below:

($ millions)	1Q17	1Q16
ComEd GAAP Net Income	$141	$115
Merger and Integration Costs	—	(5)

ComEd Adjusted (non-GAAP) Operating Earnings	$141	$110

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ComEd’s Adjusted (non-GAAP) Operating Earnings in the first quarter of 2017 increased by $31 million from the same quarter in 2016, primarily due to higher electric distribution and transmission formula rate earnings. Pursuant to the Illinois Future Energy Jobs Act, beginning in 2017, customer rates for ComEd will be adjusted to eliminate the favorable and unfavorable impacts of weather and customer usage patterns on distribution volumes.

PECO consists of electricity transmission and distribution operations and retail natural gas distribution operations in Southeastern Pennsylvania.

PECO’s first quarter 2017 GAAP Net Income was $127 million compared with $124 million in the first quarter of 2016. Adjusted (non-GAAP) Operating Earnings for the first quarter of 2017 and 2016 do not include merger and integration costs and cost management program costs that were included in reported GAAP Net Income as reconciled in the table below:

($ millions)	1Q17	1Q16
PECO GAAP Net Income	$127	$124
Merger and Integration Costs	1	1
Cost Management Program	1	1

PECO Adjusted (non-GAAP) Operating Earnings	$129	$126

PECO’s Adjusted (non-GAAP) Operating Earnings in the first quarter of 2017 remained relatively consistent with the same quarter in 2016.

For the first quarter of 2017, heating degree days were down 2.0 percent relative to the same period in 2016 and were 15.4 percent below normal. Total retail electric deliveries and natural gas deliveries (including both retail and transportation segments) remained relatively consistent in the first quarter of 2017 compared with the same period in 2016.

Weather-normalized retail electric deliveries were down 1.0 percent in the first quarter of 2017 compared with the same period in 2016, while natural gas deliveries remained relatively consistent.

BGE consists of electricity transmission and distribution operations and retail natural gas distribution operations in Central Maryland.

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BGE’s first quarter 2017 GAAP Net Income was $125 million compared with $98 million in the first quarter of 2016. Adjusted (non-GAAP) Operating Earnings do not include merger and integration costs in the first quarter of 2017, and do not include merger and integration costs and cost management program costs in the first quarter of 2016, that were included in reported GAAP Net Income as reconciled in the table below:

($ millions)	1Q17	1Q16
BGE GAAP Net Income	$125	$98
Merger and Integration Costs	1	1
Cost Management Program	—	1

BGE Adjusted (non-GAAP) Operating Earnings	$126	$100

BGE’s Adjusted (non-GAAP) Operating Earnings in the first quarter of 2017 increased by $26 million from the same quarter in 2016, primarily due to increased distribution revenue pursuant to increased rates effective in June 2016 and decreased storm costs in the BGE service territory, partially offset by increased amortization due to the initiation of cost recovery of the AMI programs. Due to revenue decoupling, BGE is not affected by actual weather with the exception of major storms.

PHI consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware.

PHI’s first quarter 2017 GAAP Net Income was $140 million compared with a GAAP Net Loss of $309 million for the period of March 24, 2016 to March 31, 2016. Adjusted (non-GAAP) Operating Earnings for the first quarter of 2017 and for the period of March 24, 2016 to March 31, 2016 do not include merger and integration costs and merger commitments that were included in reported GAAP Net Income (Loss) as reconciled in the table below:

($ millions)	1Q17	March 24 - 31, 2016
PHI GAAP Net Income (Loss)	$140	$(309)
Merger and Integration Costs	(3)	33
Merger Commitments(1)	(56)	278

PHI Adjusted (non-GAAP) Operating Earnings	$81	$2

(1)	Represents a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2016 PHI acquisition.

PHI’s Adjusted (non-GAAP) Operating Earnings for the first quarter of 2017 includes the impact of approved rate orders in 2016 and 2017.

Generation consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products and risk management services.

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Generation’s first quarter 2017 GAAP Net Income was $423 million compared with GAAP Net Income of $310 million in the first quarter of 2016. Adjusted (non-GAAP) Operating Earnings for the first quarter of 2017 and 2016 do not include various items (after tax) that were included in reported GAAP Net Income as reconciled in the table below:

($ millions)	1Q17	1Q16
Generation GAAP Net Income	$423	$310
Mark-to-Market Impact of Economic Hedging Activities	30	(64)
Unrealized Gains Related to NDT Fund Investments	(99)	(31)
Amortization of Commodity Contract Intangibles	3	(12)
Merger and Integration Costs	26	10
Merger Commitments(1)	(18)	2
Long-Lived Asset Impairments	—	71
Reassessment of State Deferred Income Taxes	—	6
Cost Management Program	3	12
Tax Settlements	(5)	—
Bargain Purchase Gain	(226)	—
CENG Noncontrolling Interest	35	11

Generation Adjusted (non-GAAP) Operating Earnings	$172	$315

(1)	Represents a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.

Generation’s Adjusted (non-GAAP) Operating Earnings in the first quarter of 2017 decreased by $143 million compared with the same quarter in 2016, primarily reflecting the unfavorable impacts of declining natural gas prices on Generation’s natural gas portfolio, increased nuclear outage days, decreased capacity prices and lower realized energy prices, partially offset by the impact of the Ginna Reliability Support Services Agreement in 2017.

Non-GAAP Financial Measures

In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. The Company has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures

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calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on May 3, 2017.

Cautionary Statements Regarding Forward-Looking Information

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Exelon Generation Company, LLC, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2016 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 24, Commitments and Contingencies; (2) Exelon’s First Quarter 2017 Quarterly Report on Form 10-Q (to be filed on May 3, 2017) in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 17; and (2) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

# # #

Exelon Corporation (NYSE: EXC) is a Fortune 100 energy company with the largest number of utility customers in the U.S. Exelon does business in 48 states, the District of Columbia and Canada and had 2016 revenue of $31.4 billion. Exelon’s six utilities deliver electricity and natural gas to approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 33,300 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2.2 million residential, public sector and business customers, including more than two-thirds of the Fortune 100. Follow Exelon on Twitter @Exelon.

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Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - three months ended March 31, 2017 and 2016	2

Business Segment Comparative Statements of Operations - Generation and ComEd - three months ended March 31, 2017 and 2016	3

Business Segment Comparative Statements of Operations - PECO and BGE - three months ended March 31, 2017 and 2016	4

Business Segment Comparative Statements of Operations - PHI and Other - three months ended March 31, 2017 and 2016	5

Consolidated Balance Sheets - March 31, 2017 and December 31, 2016	6

Consolidated Statements of Cash Flows - three months ended March 31, 2017 and 2016	7

Reconciliation GAAP Consolidated Statements of Operations to Adjusted (non-GAAP) Operating Earnings - Exelon - three months ended March 31, 2017 and 2016	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - three months ended March 31, 2017 and 2016	10

Reconciliation GAAP Consolidated Statements of Operations to Adjusted (non-GAAP) Operating Earnings - Generation - three months ended March 31, 2017 and 2016	12

Reconciliation GAAP Consolidated Statements of Operations to Adjusted (non-GAAP) Operating Earnings - ComEd - three months ended March 31, 2017 and 2016	13

Reconciliation GAAP Consolidated Statements of Operations to Adjusted (non-GAAP) Operating Earnings - PECO - three months ended March 31, 2017 and 2016	14

Reconciliation GAAP Consolidated Statements of Operations to Adjusted (non-GAAP) Operating Earnings - BGE - three months ended March 31, 2017 and 2016	15

Reconciliation GAAP Consolidated Statements of Operations to Adjusted (non-GAAP) Operating Earnings - PHI - three months ended March 31, 2017 and 2016	16

Reconciliation of GAAP Consolidated Statements of Operations to Adjusted (non-GAAP) Operating Earnings - Other - three months ended March 31, 2017 and 2016	17

Exelon Generation Statistics - three months ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016	18

ComEd Statistics - three months ended March 31, 2017 and 2016	19

PECO Statistics - three months ended March 31, 2017 and 2016	20

BGE Statistics - three months ended March 31, 2017 and 2016	21

Pepco Statistics - three months ended March 31, 2017 and 2016	22

DPL Statistics - three months ended March 31, 2017 and 2016	23

ACE Statistics - three months ended March 31, 2017 and 2016	24

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended March 31, 2017
	Generation	ComEd	PECO	BGE	PHI	Other (a)	Exelon Consolidated
Operating revenues	$4,888	$1,298	$796	$951	$1,175	$(351)	$8,757
Operating expenses
Purchased power and fuel	2,798	334	287	350	461	(331)	3,899
Operating and maintenance	1,488	370	208	183	256	(45)	2,460
Depreciation and amortization	302	208	71	128	167	20	896
Taxes other than income	143	72	38	62	111	10	436

Total operating expenses	4,731	984	604	723	995	(346)	7,691
Gain on sales of assets	4	—	—	—	—	—	4
Bargain purchase gain	226	—	—	—	—	—	226

Operating income (loss)	387	314	192	228	180	(5)	1,296

Other income and (deductions)
Interest expense, net	(100)	(85)	(31)	(27)	(62)	(68)	(373)
Other, net	259	4	2	4	13	1	283

Total other income and (deductions)	159	(81)	(29)	(23)	(49)	(67)	(90)

Income (loss) before income taxes	546	233	163	205	131	(72)	1,206
Income taxes	127	92	36	80	(9)	(111)	215
Equity in losses of unconsolidated affiliates	(10)	—	—	—	—	—	(10)

Net income	409	141	127	125	140	39	981

Net loss attributable to noncontrolling interests	(14)	—	—	—	—	—	(14)

Net income attributable to common shareholders	$423	$141	$127	$125	$140	$39	$995

	Three Months Ended March 31, 2016
	Generation	ComEd	PECO	BGE	PHI (b)	Other (a)	Exelon Consolidated
Operating revenues	$4,739	$1,249	$841	$929	$105	$(290)	$7,573
Operating expenses
Purchased power and fuel	2,442	348	321	373	38	(268)	3,254
Operating and maintenance	1,467	368	215	202	449	134	2,835
Depreciation and amortization	289	189	67	109	14	17	685
Taxes other than income	126	75	42	58	15	9	325

Total operating expenses	4,324	980	645	742	516	(108)	7,099
Gain on sales of assets	—	5	—	—	—	4	9

Operating income (loss)	415	274	196	187	(411)	(178)	483

Other income and (deductions)
Interest expense, net	(97)	(86)	(31)	(24)	(6)	(43)	(287)
Other, net	93	4	2	4	2	9	114

Total other income and (deductions)	(4)	(82)	(29)	(20)	(4)	(34)	(173)

Income (loss) before income taxes	411	192	167	167	(415)	(212)	310
Income taxes	151	77	43	66	(106)	(47)	184
Equity in losses of unconsolidated affiliates	(3)	—	—	—	—	—	(3)

Net income (loss)	257	115	124	101	(309)	(165)	123

Net (loss) income attributable to noncontrolling interests and preference stock dividends	(53)	—	—	3	—	—	(50)

Net income (loss) attributable to common shareholders	$310	$115	$124	$98	$(309)	$(165)	$173

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	PHI includes the consolidated results of Potomac Electric Power Company, Delmarva Power & Light Company and Atlantic City Electric Company beginning on March 24, 2016, the day after the merger was completed.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended March 31,
	2017	2016	Variance
Operating revenues	$4,888	$4,739	$149
Operating expenses
Purchased power and fuel	2,798	2,442	356
Operating and maintenance	1,488	1,467	21
Depreciation and amortization	302	289	13
Taxes other than income	143	126	17

Total operating expenses	4,731	4,324	407
Gain on sales of assets	4	—	4
Bargain purchase gain	226	—	226

Operating income	387	415	(28)

Other income and (deductions)
Interest expense, net	(100)	(97)	(3)
Other, net	259	93	166

Total other income and (deductions)	159	(4)	163

Income before income taxes	546	411	135
Income taxes	127	151	(24)
Equity in losses of unconsolidated affiliates	(10)	(3)	(7)

Net income	409	257	152

Net loss attributable to noncontrolling interests	(14)	(53)	39

Net income attributable to membership interest	$423	$310	$113

	ComEd
	Three Months Ended March 31,
	2017	2016	Variance
Operating revenues	$1,298	$1,249	$49
Operating expenses
Purchased power	334	348	(14)
Operating and maintenance	370	368	2
Depreciation and amortization	208	189	19
Taxes other than income	72	75	(3)

Total operating expenses	984	980	4
Gain on sales of assets	—	5	(5)

Operating income	314	274	40

Other income and (deductions)
Interest expense, net	(85)	(86)	1
Other, net	4	4	—

Total other income and (deductions)	(81)	(82)	1

Income before income taxes	233	192	41
Income taxes	92	77	15

Net income	$141	$115	$26

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EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended March 31,
	2017	2016	Variance
Operating revenues	$796	$841	$(45)
Operating expenses
Purchased power and fuel	287	321	(34)
Operating and maintenance	208	215	(7)
Depreciation and amortization	71	67	4
Taxes other than income	38	42	(4)

Total operating expenses	604	645	(41)

Operating income	192	196	(4)

Other income and (deductions)
Interest expense, net	(31)	(31)	—
Other, net	2	2	—

Total other income and (deductions)	(29)	(29)	—

Income before income taxes	163	167	(4)
Income taxes	36	43	(7)

Net income	$127	$124	$3

	BGE
	Three Months Ended March 31,
	2017	2016	Variance
Operating revenues	$951	$929	$22
Operating expenses
Purchased power and fuel	350	373	(23)
Operating and maintenance	183	202	(19)
Depreciation and amortization	128	109	19
Taxes other than income	62	58	4

Total operating expenses	723	742	(19)

Operating income	228	187	41

Other income and (deductions)
Interest expense, net	(27)	(24)	(3)
Other, net	4	4	—

Total other income and (deductions)	(23)	(20)	(3)

Income before income taxes	205	167	38
Income taxes	80	66	14

Net income	125	101	24

Preference stock dividends	—	3	(3)

Net income attributable to common shareholder	$125	$98	$27

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PHI
	Three Months Ended March 31,
	2017	2016 (a)	Variance
Operating revenues	$1,175	$105	$1,070
Operating expenses
Purchased power and fuel	461	38	423
Operating and maintenance	256	449	(193)
Depreciation and amortization	167	14	153
Taxes other than income	111	15	96

Total operating expenses	995	516	479

Operating income (loss)	180	(411)	591

Other income and (deductions)
Interest expense, net	(62)	(6)	(56)
Other, net	13	2	11

Total other income and (deductions)	(49)	(4)	(45)

Income (loss) before income taxes	131	(415)	546
Income taxes	(9)	(106)	97

Net income (loss)	$140	$(309)	$449

	Other (b)
	Three Months Ended March 31,
	2017	2016	Variance
Operating revenues	$(351)	$(290)	$(61)
Operating expenses
Purchased power and fuel	(331)	(268)	(63)
Operating and maintenance	(45)	134	(179)
Depreciation and amortization	20	17	3
Taxes other than income	10	9	1

Total operating expenses	(346)	(108)	(238)
Gain on sales of assets	—	4	(4)

Operating loss	(5)	(178)	173

Other income and (deductions)
Interest expense, net	(68)	(43)	(25)
Other, net	1	9	(8)

Total other income and (deductions)	(67)	(34)	(33)

Loss before income taxes	(72)	(212)	140
Income taxes	(111)	(47)	(64)

Net income (loss) attributable to common shareholders	$39	$(165)	$204

(a)	PHI includes the consolidated results of Potomac Electric Power Company, Delmarva Power & Light Company and Atlantic City Electric Company beginning on March 24, 2016, the day after the merger was completed.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited) (in millions)

	March 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$609	$635
Restricted cash and cash equivalents	254	253
Deposit with IRS	1,250	1,250
Accounts receivable, net
Customer	3,886	4,158
Other	1,133	1,201
Mark-to-market derivative assets	847	917
Unamortized energy contract assets	103	88
Inventories, net
Fossil fuel and emission allowances	249	364
Materials and supplies	1,312	1,274
Regulatory assets	1,330	1,342
Other	1,221	930

Total current assets	12,194	12,412

Property, plant and equipment, net	72,630	71,555
Deferred debits and other assets
Regulatory assets	10,051	10,046
Nuclear decommissioning trust funds	12,362	11,061
Investments	648	629
Goodwill	6,677	6,677
Mark-to-market derivative assets	539	492
Unamortized energy contract assets	432	447
Pledged assets for Zion Station decommissioning	95	113
Other	1,440	1,472

Total deferred debits and other assets	32,244	30,937

Total assets	$117,068	$114,904

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$2,048	$1,267
Long-term debt due within one year	3,645	2,430
Accounts payable	3,011	3,441
Accrued expenses	3,007	3,460
Payables to affiliates	8	8
Regulatory liabilities	637	602
Mark-to-market derivative liabilities	228	282
Unamortized energy contract liabilities	388	407
Renewable energy credit obligation	400	428
PHI merger related obligation	123	151
Other	942	981

Total current liabilities	14,437	13,457

Long-term debt	31,044	31,575
Long-term debt to financing trusts	641	641
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	18,518	18,138
Asset retirement obligations	9,634	9,111
Pension obligations	4,082	4,248
Non-pension postretirement benefit obligations	1,928	1,848
Spent nuclear fuel obligation	1,136	1,024
Regulatory liabilities	4,302	4,187
Mark-to-market derivative liabilities	420	392
Unamortized energy contract liabilities	779	830
Payable for Zion Station decommissioning	3	14
Other	1,853	1,827

Total deferred credits and other liabilities	42,655	41,619

Total liabilities	88,777	87,292

Commitments and contingencies
Shareholders’ equity
Common stock	18,807	18,794
Treasury stock, at cost	(2,327)	(2,327)
Retained earnings	12,720	12,030
Accumulated other comprehensive loss, net	(2,670)	(2,660)

Total shareholders’ equity	26,530	25,837
Noncontrolling interests	1,761	1,775

Total equity	28,291	27,612

Total liabilities and shareholders’ equity	$117,068	$114,904

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities
Net income	$981	$123
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel and energy contract amortization	1,274	1,063
Impairment of long-lived assets	10	119
Gain on sales of assets	(4)	(9)
Bargain purchase gain	(226)	—
Deferred income taxes and amortization of investment tax credits	189	127
Net fair value changes related to derivatives	47	(107)
Net realized and unrealized gains on nuclear decommissioning trust fund investments	(175)	(55)
Other non-cash operating activities	118	804
Changes in assets and liabilities:
Accounts receivable	313	117
Inventories	109	142
Accounts payable and accrued expenses	(623)	(571)
Option premiums (paid) received, net	(6)	17
Collateral (posted) received, net	(110)	206
Income taxes	50	47
Pension and non-pension postretirement benefit contributions	(307)	(239)
Other assets and liabilities	(439)	(311)

Net cash flows provided by operating activities	1,201	1,473

Cash flows from investing activities
Capital expenditures	(2,114)	(2,202)
Proceeds from nuclear decommissioning trust fund sales	1,767	2,240
Investment in nuclear decommissioning trust funds	(1,833)	(2,297)
Acquisition of businesses, net of cash acquired	(212)	(6,645)
Proceeds from termination of direct financing lease investment	—	360
Change in restricted cash	(1)	(2)
Other investing activities	(18)	(2)

Net cash flows used in investing activities	(2,411)	(8,548)

Cash flows from financing activities
Changes in short-term borrowings	721	1,647
Proceeds from short-term borrowings with maturities greater than 90 days	560	123
Repayments on short-term borrowings with maturities greater than 90 days	(500)	—
Issuance of long-term debt	763	151
Retirement of long-term debt	(65)	(116)
Dividends paid on common stock	(303)	(287)
Proceeds from employee stock plans	12	9
Other financing activities	(4)	6

Net cash flows provided by financing activities	1,184	1,533

Decrease in cash and cash equivalents	(26)	(5,542)
Cash and cash equivalents at beginning of period	635	6,502

Cash and cash equivalents at end of period	$609	$960

EXELON CORPORATION

Reconciliation of GAAP Consolidated Statements of Operations

to Adjusted (non-GAAP) Operating Earnings

(unaudited)

(in millions, except per share data)

	Three Months Ended March 31, 2017				Three Months Ended March 31, 2016
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$8,757	$(42)	(b),(d)	$8,715	$7,573	$(91)	(b),(d),(e)	$7,482
Operating expenses
Purchased power and fuel	3,899	(93)	(b)	3,806	3,254	39	(b),(d)	3,293
Operating and maintenance	2,460	(48)	(e),(i)	2,412	2,835	(760)	(e),(f),(g), (i)	2,075
Depreciation and amortization	896	(2)	(d)	894	685	—		685
Taxes other than income	436	—		436	325	(1)	(i)	324

Total operating expenses	7,691	(143)		7,548	7,099	(722)		6,377
Gain on sales of assets	4	—		4	9	—		9
Bargain purchase gain	226	(226)	(k)	—	—	—		—

Operating income	1,296	(125)		1,171	483	631		1,114

Other income and (deductions)

Interest expense, net	(373)	(4)	(j)	(377)	(287)	—		(287)

Other, net	283	(208)	(c)	75	114	(66)	(c)	48

Total other income and (deductions)	(90)	(212)		(302)	(173)	(66)		(239)

Income before income taxes	1,206	(337)		869	310	565		875
Income taxes	215	88	(b),(c),(d), (e),(f),(h) (i),(j)	303	184	116	(b),(c),(d), (e),(f),(g), (h),(i)	300
Equity in losses of unconsolidated affiliates	(10)	—		(10)	(3)	—		(3)

Net income	981	(425)		556	123	449		572
Net loss attributable to noncontrolling interests and preference stock dividends	(14)	(35)	(l)	(49)	(50)	(10)	(l)	(60)

Net income attributable to common shareholders	$995	$(390)		$605	$173	$459		$632

Effective tax rate	17.8%			34.9%	59.4%			34.3%
Earnings per average common share
Basic	$1.07	$(0.42)		$0.65	$0.19	$0.49		$0.68
Diluted	$1.07	$(0.42)		$0.65	$0.19	$0.49		$0.68

Average common shares outstanding
Basic	928			928	923			923
Diluted	930			930	925			925
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		$0.03				$(0.07)
Unrealized gains related to NDT fund investments (c)		(0.10)				(0.03)
Amortization of commodity contract intangibles (d)		—				(0.01)
Merger and integration costs (e)		0.03				0.08
Merger commitments (f)		(0.15)				0.42
Long-lived asset impairments (g)		—				0.07
Reassessment of state deferred income taxes (h)		(0.02)				—
Cost management program (i)		—				0.02
Tax settlements (j)		(0.01)				—
Bargain purchase gain (k)		(0.24)				—
CENG noncontrolling interest (l)		0.04				0.01

Total adjustments		$(0.42)				$0.49

As a result of the PHI acquisition completion on March 23, 2016, the table includes financial results for PHI beginning on March 24, 2016 to March 31, 2017. Therefore, the results of operations from 2017 and 2016 are not comparable for Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(d)	Adjustment to exclude the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the Integrys acquisition in 2016, and in 2017, the ConEdison Solutions acquisition.

(e)	Adjustment to exclude costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities and upfront credit facilities fees related to the PHI acquisition in 2016, and in 2017, the PHI and FitzPatrick acquisitions.
(f)	Adjustment to exclude costs incurred as part of the settlement orders approving the PHI acquisition, and in 2017, a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.
(g)	Adjustment to exclude 2016 charges to earnings primarily related to the impairment of Upstream assets at Generation in 2016.
(h)	Adjustment to exclude the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment related to the PHI acquisition in 2016, and in 2017, a change in the statutory tax rate.
(i)	Adjustment to exclude reorganization costs, and in 2016 severance costs, related to a cost management program.
(j)	Adjustment to exclude benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI’s unregulated business interests.
(k)	Adjustment to exclude the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.
(l)	Adjustment to exclude the elimination from Generation’s results of the noncontrolling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended March 31, 2017 and 2016

(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd		PECO		BGE	PHI (a)	Other (b)	Exelon (a)
2016 GAAP Earnings (Loss)	$0.19	$310	$115		$124		$98	$(309)	$(165)	$173
2016 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.07)	(64)	—		—		—	—	—	(64)
Unrealized Gains Related to NDT Fund Investments (1)	(0.03)	(31)	—		—		—	—	—	(31)
Amortization of Commodity Contract Intangibles (2)	(0.01)	(12)	—		—		—	—	—	(12)
Merger and Integration Costs (3)	0.08	10	(5)		1		1	33	36	76
Merger Commitments (4)	0.42	2	—		—		—	278	114	394
Long-Lived Asset Impairments (5)	0.07	71	—		—		—	—	—	71
Reassessment of State Deferred Income Taxes (6)	—	6	—		—		—	—	(6)	—
Cost Management Program (7)	0.02	12	—		1		1	—	—	14
CENG Noncontrolling Interest (8)	0.01	11	—		—		—	—	—	11

2016 Adjusted (non-GAAP) Operating Earnings (Loss)	0.68	315	110		126		100	2	(21)	632
Year Over Year Effects on Earnings:
ComEd, PECO, BGE and PHI Margins:
Weather	0.01	—	5	(c)	2		— (c)	— (c)	—	7
Load	—	—	(1	) (c)	(3)		— (c)	— (c)	—	(4)
Other Energy Delivery (11)	0.48	—	39	(d)	(5	) (d)	27 (d)	385 (d)	—	446
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (12)	(0.02)	(19)	—		—		—	—	—	(19)
Nuclear Fuel Cost (13)	0.01	12	—		—		—	—	—	12
Capacity Pricing (14)	(0.03)	(28)	—		—		—	—	—	(28)
Market and Portfolio Conditions (15)	0.01	12	—		—		—	—	—	12
Operating and Maintenance Expense:
Labor, Contracting and Materials (16)	(0.13)	(49)	4		(2)		(1)	(77)	—	(125)
Planned Nuclear Refueling Outages (17)	(0.02)	(19)	—		—		—	—	—	(19)
Pension and Non-Pension Postretirement Benefits (18)	(0.01)	2	(1)		1		1	(7)	(1)	(5)
Other Operating and Maintenance (19)	(0.06)	(14)	(5)		5		11	(53)	5	(51)
Depreciation and Amortization Expense (20)	(0.13)	(7)	(11)		(2)		(11)	(91)	(2)	(124)
Interest Expense, Net (21)	(0.06)	(2)	1		—		(2)	(33)	(17)	(53)
Income Taxes (22)	(0.01)	(17)	1		5		—	7	(3)	(7)
Equity in Earnings of Unconsolidated Affiliates	—	(4)	—		—		—	—	—	(4)
Noncontrolling Interests (23)	(0.01)	(9)	—		—		—	—	—	(9)
Other	(0.06)	(1)	(1)		2		1	(52)	(5)	(56)

2017 Adjusted (non-GAAP) Operating Earnings (Loss)	0.65	172	141		129		126	81	(44)	605
2017 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.03)	(30)	—		—		—	—	—	(30)
Unrealized Gains Related to NDT Fund Investments (1)	0.10	99	—		—		—	—	—	99
Amortization of Commodity Contract Intangibles (2)	—	(3)	—		—		—	—	—	(3)
Merger and Integration Costs (3)	(0.03)	(26)	—		(1)		(1)	3	—	(25)
Merger Commitments (4)	0.15	18	—		—		—	56	63	137
Reassessment of State Deferred Income Taxes (6)	0.02	—	—		—		—	—	20	20
Cost Management Program (7)	—	(3)	—		(1)		—	—	—	(4)
Tax Settlements (9)	0.01	5	—		—		—	—	—	5
Bargain Purchase Gain (10)	0.24	226	—		—		—	—	—	226
CENG Noncontrolling Interest (8)	(0.04)	(35)	—		—		—	—	—	(35)

2017 GAAP Earnings	$1.07	$423	$141		$127		$125	$140	$39	$995

Note:

The above analysis is presented on an after-tax basis. Income taxes related to (non-GAAP) operating adjustments are computed based upon the applicable tax law and enacted tax rates, unless otherwise noted. In computing the tax, the ability to monetize tax attributes and the impact to calculations such as the domestic production activities deduction is taken into consideration. Refer to the Reconciliations of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations within the Earnings Release Attachments for further information regarding income tax impacts.

(a)	For the three months ended March 31, 2016, includes financial results for PHI beginning on March 24, 2016, the day after the merger was completed. Therefore, the results of operations from 2017 and 2016 are not comparable for PHI and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations. PHI consolidated results includes Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(c)	As approved by the Maryland PSC and District of Columbia PSC, customer rates for BGE, Pepco and DPL Maryland are adjusted to eliminate the favorable and unfavorable impacts of weather and usage patterns per customer on distribution volumes. Pursuant to the Illinois Future Energy Jobs Act, beginning in 2017, customer rates for ComEd will be adjusted to eliminate the favorable and unfavorable impacts of weather and customer usage patterns on distribution volumes.
(d)	For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)	Reflects the impact of unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Represents the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the Integrys acquisition in 2016, and in 2017, the ConEdison Solutions acquisition.
(3)	Reflects certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities and upfront credit facilities fees related to the PHI acquisition in 2016, partially offset in 2016 at ComEd by the anticipated recovery of previously incurred PHI acquisition costs, and in 2017, the PHI and FitzPatrick acquisitions, partially offset in 2017 at PHI by the anticipated recovery of previously incurred PHI acquisition costs.
(4)	Represents in 2016 costs incurred as part of the settlement orders approving the PHI acquisition, and in 2017, a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.
(5)	Primarily reflects the impairment of Upstream assets at Generation in 2016.
(6)	Reflects the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment related to the PHI acquisition in 2016, and in 2017, a change in the statutory tax rate.
(7)	Represents reorganization costs, and in 2016 severance costs, related to a cost management program.
(8)	Represents elimination from Generation’s results of the noncontrolling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity.
(9)	Reflects benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI’s unregulated business interests.
(10)	Represents the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.
(11)	For ComEd, primarily reflects increased electric distribution and transmission formula rate revenues (due to increased capital investments and higher electric distribution ROE, which is due to an increase in treasury rates) and an increase in fully recoverable costs. For BGE and PHI, reflects increased revenue as a result of 2016 rate increases.
(12)	Primarily reflects an increase in nuclear outage days.
(13)	Primarily reflects a decrease in fuel prices and decreased nuclear output.
(14)	Primarily reflects decreased capacity prices in the Mid-Atlantic and Midwest regions, partially offset by increased capacity prices in the New England region.
(15)	Primarily reflects the inclusion of Pepco Energy Services results in 2017, the impact of the Ginna Reliability Support Services Agreement, the absence of oil inventory write downs in 2017 and revenue related to energy efficiency projects, partially offset by the impacts of declining natural gas prices on Generation’s natural gas portfolio and lower realized energy prices primarily in the Mid-Atlantic region.
(16)	For Generation, primarily reflects the inclusion of Pepco Energy Services results in 2017 and increased contracting costs related to energy efficiency projects.
(17)	Primarily reflects an increase in the number of nuclear outage days in 2017, excluding Salem.
(18)	Primarily reflects the favorable impact of lower health care claims experience, partially offset by the unfavorable impact of lower pension and OPEB discount rates.
(19)	For BGE, primarily reflects decreased storm costs in the BGE service territory.
(20)	For BGE, primarily reflects increased amortization due to the initiation of cost recovery of the AMI programs. Additionally, primarily reflects increased depreciation from ongoing capital expenditures across all operating companies.
(21)	For Corporate, primarily reflects increased interest expense due to higher outstanding debt, as well as debt issuance costs related to the April 2017 remarketing of Junior Subordinated Notes due in 2024.
(22)	For Generation, primarily reflects in 2016 the favorable settlement of certain income tax positions, and in 2017, reduced renewable tax credit benefits.
(23)	Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG.

EXELON CORPORATION

Reconciliation of GAAP Consolidated Statements of Operations

to Adjusted (non-GAAP) Operating Earnings

(unaudited)

(in millions)

	Generation
	Three Months Ended March 31, 2017				Three Months Ended March 31, 2016
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,888	$(42)	(b),(d)	$4,846	$4,739	$(82)	(b),(d)	$4,657
Operating expenses
Purchased power and fuel	2,798	(93)	(b)	2,705	2,442	39	(b),(d)	2,481
Operating and maintenance	1,488	(46)	(e),(i)	1,442	1,467	(157)	(e),(f),(g), (i)	1,310
Depreciation and amortization	302	(2)	(d)	300	289	—		289
Taxes other than income	143	—		143	126	(1)	(i)	125

Total operating expenses	4,731	(141)		4,590	4,324	(119)		4,205
Gain on sales of assets	4	—		4	—	—		—
Bargain purchase gain	226	(226)	(k)	—	—	—		—

Operating income	387	(127)		260	415	37		452

Other income and (deductions)
Interest expense, net	(100)	(4)	(j)	(104)	(97)	—		(97)
Other, net	259	(208)	(c)	51	93	(66)	(c)	27

Total other income and (deductions)	159	(212)		(53)	(4)	(66)		(70)

Income before income taxes	546	(339)		207	411	(29)		382
Income taxes	127	(53)	(b),(c),(d), (e),(f),(i), (j)	74	151	(24)	(b),(c),(d), (e),(f),(g), (h),(i)	127

Equity in losses of unconsolidated affiliates	(10)	—		(10)	(3)	—		(3)

Net income	409	(286)		123	257	(5)		252
Net loss attributable to noncontrolling interests	(14)	(35)	(l)	(49)	(53)	(10)	(l)	(63)

Net income attributable to membership interest	$423	$(251)		$172	$310	$5		$315

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(d)	Adjustment to exclude the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the Integrys acquisition in 2016, and in 2017, the ConEdison Solutions acquisition.
(e)	Adjustment to exclude costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities and upfront credit facilities fees related to the PHI acquisition in 2016, and in 2017, the PHI and FitzPatrick acquisitions.
(f)	Adjustment to exclude costs incurred as part of the settlement orders approving the PHI acquisition, and in 2017, a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.
(g)	Adjustment to exclude 2016 charges to earnings primarily related to the impairment of Upstream assets at Generation in 2016.
(h)	Adjustment to exclude the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment related to the PHI acquisition in 2016.
(i)	Adjustment to exclude reorganization costs, and in 2016 severance costs, related to a cost management program.
(j)	Adjustment to exclude benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI’s unregulated business interests.
(k)	Adjustment to exclude the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.
(l)	Adjustment to exclude the elimination from Generation’s results of the noncontrolling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity.

EXELON CORPORATION

Reconciliation of GAAP Consolidated Statements of Operations

to Adjusted (non-GAAP) Operating Earnings

(unaudited)

(in millions)

	ComEd
	Three Months Ended March 31, 2017			Three Months Ended March 31, 2016
	GAAP (a)	Adjustments	Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,298	$—	$1,298	$1,249	$(9	) (b)	$1,240
Operating expenses
Purchased power	334	—	334	348	—		348
Operating and maintenance	370	—	370	368	(1	) (b)	367
Depreciation and amortization	208	—	208	189	—		189
Taxes other than income	72	—	72	75	—		75

Total operating expenses	984	—	984	980	(1)		979
Gain on sales of assets	—	—	—	5	—		5

Operating income	314	—	314	274	(8)		266

Other income and (deductions)
Interest expense, net	(85)	—	(85)	(86)	—		(86)
Other, net	4	—	4	4	—		4

Total other income and (deductions)	(81)	—	(81)	(82)	—		(82)

Income before income taxes	233	—	233	192	(8)		184
Income taxes	92	—	92	77	(3	) (b)	74

Net income	$141	$—	$141	$115	$(5)		$110

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees, partially offset in 2016 at ComEd by the anticipated recovery of previously incurred PHI acquisition costs.

EXELON CORPORATION

Reconciliation of GAAP Consolidated Statements of Operations

to Adjusted (non-GAAP) Operating Earnings

(unaudited)

(in millions)

	PECO
	Three Months Ended March 31, 2017				Three Months Ended March 31, 2016
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$796	$—		$796	$841	$—		$841
Operating expenses
Purchased power and fuel	287	—		287	321	—		321
Operating and maintenance	208	(3)	(b),(c)	205	215	(3)	(b)	212
Depreciation and amortization	71	—		71	67	—		67
Taxes other than income	38	—		38	42	—		42

Total operating expenses	604	(3)		601	645	(3)		642

Operating income	192	3		195	196	3		199

Other income and (deductions)
Interest expense, net	(31)	—		(31)	(31)	—		(31)
Other, net	2	—		2	2	—		2

Total other income and (deductions)	(29)	—		(29)	(29)	—		(29)

Income before income taxes	163	3		166	167	3		170
Income taxes	36	1	(b),(c)	37	43	1	(b)	44

Net income	$127	$2		$129	$124	$2		$126

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees related to the PHI acquisition.
(c)	Adjustment to exclude reorganization costs related to a cost management program.

EXELON CORPORATION

Reconciliation of GAAP Consolidated Statements of Operations

to Adjusted (non-GAAP) Operating Earnings

(unaudited)

(in millions)

	BGE
	Three Months Ended March 31, 2017				Three Months Ended March 31, 2016
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$951	$—		$951	$929	$—		$929
Operating expenses
Purchased power and fuel	350	—		350	373	—		373
Operating and maintenance	183	(2)	(b),(c)	181	202	(3)	(b)	199
Depreciation and amortization	128	—		128	109	—		109
Taxes other than income	62	—		62	58	—		58

Total operating expenses	723	(2)		721	742	(3)		739

Operating income	228	2		230	187	3		190

Other income and (deductions)
Interest expense, net	(27)	—		(27)	(24)	—		(24)
Other, net	4	—		4	4	—		4

Total other income and (deductions)	(23)	—		(23)	(20)	—		(20)

Income before income taxes	205	2		207	167	3		170
Income taxes	80	1	(b),(c)	81	66	1	(b)	67

Net income	125	1		126	101	2		103
Preference stock dividends	—	—		—	3	—		3

Net income attributable to common shareholder	$125	$1		$126	$98	$2		$100

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees related to the PHI acquisition.
(c)	Adjustment to exclude reorganization costs related to a cost management program.

EXELON CORPORATION

Reconciliation of GAAP Consolidated Statements of Operations

to Adjusted (non-GAAP) Operating Earnings

(unaudited)

(in millions)

	PHI
	Three Months Ended March 31, 2017				Three Months Ended March 31, 2016 (b)
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,175	$—		$1,175	$105	$—		$105
Operating expenses
Purchased power and fuel	461	—		461	38	—		38
Operating and maintenance	256	6	(c),(d)	262	449	(419)	(c),(d)	30
Depreciation and amortization	167	—		167	14	—		14
Taxes other than income	111	—		111	15	—		15

Total operating expenses	995	6		1,001	516	(419)		97

Operating income (loss)	180	(6)		174	(411)	419		8

Other income and (deductions)
Interest expense, net	(62)	—		(62)	(6)	—		(6)
Other, net	13	—		13	2	—		2

Total other income and (deductions)	(49)	—		(49)	(4)	—		(4)

Income (loss) before income taxes	131	(6)		125	(415)	419		4
Income taxes	(9)	53	(c),(d)	44	(106)	108	(c),(d)	2

Net income (loss) attributable to common shareholders	$140	$(59)		$81	$(309)	$311		$2

(a)	Results reported in accordance with GAAP.
(b)	For the three months ended March 31, 2016, includes financial results for PHI beginning on March 24, 2016, the day after the merger was completed. Therefore, the results of operations from 2017 and 2016 are not comparable for PHI and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations. PHI consolidated results includes Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company.
(c)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees, partially offset in 2016 at PHI by the anticipated recovery of previously incurred PHI acquisition costs.
(d)	Adjustment to exclude costs incurred as part of the settlement orders approving the PHI acquisition.

EXELON CORPORATION

Reconciliation of GAAP Consolidated Statements of Operations

to Adjusted (non-GAAP) Operating Earnings

(unaudited)

(in millions)

	Other (a)
	Three Months Ended March 31, 2017				Three Months Ended March 31, 2016
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(351)	$—		$(351)	$(290)	$—		$(290)
Operating expenses
Purchased power and fuel	(331)	—		(331)	(268)	—		(268)
Operating and maintenance	(45)	(3)	(c)	(48)	134	(177)	(c),(d)	(43)
Depreciation and amortization	20	—		20	17	—		17
Taxes other than income	10	—		10	9	—		9

Total operating expenses	(346)	(3)		(349)	(108)	(177)		(285)
Gain on sales of assets	—	—		—	4	—		4

Operating loss	(5)	3		(2)	(178)	177		(1)

Other income and (deductions)
Interest expense, net	(68)	—		(68)	(43)	—		(43)
Other, net	1	—		1	9	—		9

Total other income and (deductions)	(67)	—		(67)	(34)	—		(34)

Loss before income taxes	(72)	3		(69)	(212)	177		(35)

Income taxes	(111)	86	(c),(e)	(25)	(47)	33	(c),(d),(e)	(14)

Net income (loss) attributable to common shareholders	$39	$(83)		$(44)	$(165)	$144		$(21)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude, in 2016, costs incurred as part of the settlement orders approving the PHI acquisition, and in 2017, a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.
(d)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities and upfront credit facilities fees related to the PHI acquisition in 2016.
(e)	Adjustment to exclude the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment related to the PHI acquisition in 2016, and in 2017, a change in the statutory tax rate.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic(a)	16,545	16,410	15,604	15,224	16,208
Midwest(a)	22,468	23,743	24,262	23,001	23,662
New York(a)	4,491	4,681	4,843	4,228	4,932

Total Nuclear Generation	43,504	44,834	44,709	42,453	44,802
Fossil and Renewables
Mid-Atlantic	836	442	706	685	898
Midwest	418	442	273	324	449
New England	2,077	1,142	1,886	2,016	1,924
New York	1	1	1	1	1
ERCOT	1,370	1,056	2,472	1,879	1,376
Other Power Regions(b)	1,423	1,935	2,103	1,995	2,147

Total Fossil and Renewables	6,125	5,018	7,441	6,900	6,795
Purchased Power
Mid-Atlantic	3,398	2,849	7,139	3,131	3,755
Midwest	388	400	461	688	706
New England	5,064	4,768	3,927	3,782	4,155
New York	28	—	—	—	—
ERCOT	2,655	3,189	2,895	2,259	2,294
Other Power Regions(b)	2,384	3,308	3,803	3,879	2,600

Total Purchased Power	13,917	14,514	18,225	13,739	13,510
Total Supply/Sales by Region(c)
Mid-Atlantic(d)	20,779	19,701	23,449	19,040	20,861
Midwest(d)	23,274	24,585	24,996	24,013	24,817
New England	7,141	5,910	5,813	5,798	6,079
New York	4,520	4,682	4,844	4,229	4,933
ERCOT	4,025	4,245	5,367	4,138	3,670
Other Power Regions(b)	3,807	5,243	5,906	5,874	4,747

Total Supply/Sales by Region	63,546	64,366	70,375	63,092	65,107

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Outage Days(e)
Refueling	95	71	17	87	70
Non-refueling	8	32	—	21	10

Total Outage Days	103	103	17	108	80

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).
(b)	Other Power Regions includes, South, West and Canada.
(c)	Excludes physical proprietary trading volumes of 1,850 GWhs, 2,164 GWhs, 1,506 GWhs, 1,289 GWhs, and 1,220 GWhs for the three months ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016, and March 31, 2016, respectively.
(d)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region. As a result of the PHI Merger, includes affiliate sales to Pepco, DPL and ACE in the Mid-Atlantic region for the successor period of March 24, 2016 to March 31, 2016 and the three months ended June 30, 2016, September 30, 2016, December 31, 2016 and March 31, 2017.
(e)	Outage days exclude Salem.

EXELON CORPORATION

ComEd Statistics

Three Months Ended March 31, 2017 and 2016

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2017	2016	% Change	Weather- Normal % Change	2017	2016	% Change
Retail Deliveries and Sales (a)
Residential	6,241	6,376	(2.1)%	0.3%	$627	$609	3.0%
Small Commercial & Industrial	7,709	7,879	(2.2)%	(1.0)%	335	321	4.4%
Large Commercial & Industrial	6,683	6,756	(1.1)%	(0.3)%	108	107	0.9%
Public Authorities & Electric Railroads	344	361	(4.7)%	(3.4)%	12	12	—%

Total Retail	20,977	21,372	(1.8)%	(0.4)%	1,082	1,049	3.1%

Other Revenue (b)					216	200	8.0%

Total Electric Revenue (c)					$1,298	$1,249	3.9%

Purchased Power					$334	$348	(4.0)%

				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	2,650	2,900	3,141	(8.6)%	(15.6)%
Cooling Degree-Days	—	—	—	N/A	N/A

Number of Electric Customers	2017	2016
Residential	3,605,498	3,566,896
Small Commercial & Industrial	375,617	372,254
Large Commercial & Industrial	2,000	1,955
Public Authorities & Electric Railroads	4,818	4,821

Total	3,987,933	3,945,926

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.
(b)	Other revenue primarily includes transmission revenue from PJM. Other revenue includes rental revenues, revenues related to late payment charges, revenues from other utilities for mutual assistance programs and recoveries of remediation costs associated with MGP sites.
(c)	Includes operating revenues from affiliates totaling $5 million and $5 million for the three months ended March 31, 2017 and 2016, respectively.

EXELON CORPORATION

PECO Statistics

Three Months Ended March 31, 2017 and 2016

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2017	2016	% Change	Weather- Normal % Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,378	3,415	(1.1)%	(1.5)%	$382	$410	(6.8)%
Small Commercial & Industrial	1,976	2,025	(2.4)%	(3.0)%	97	119	(18.5)%
Large Commercial & Industrial	3,626	3,594	0.9%	0.6%	52	58	(10.3)%
Public Authorities & Electric Railroads	224	227	(1.3)%	(1.3)%	8	8	—%

Total Retail	9,204	9,261	(0.6)%	(1.0)%	539	595	(9.4)%

Other Revenue (b)					51	49	4.1%

Total Electric Revenue (d)					590	644	(8.4)%

Natural Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	27,211	27,111	0.4%	(0.4)%	197	187	5.3%
Transportation and Other	7,689	7,696	(0.1)%	(0.8)%	9	10	(10.0)%

Total Natural Gas (d)	34,900	34,807	0.3%	(0.4)%	206	197	4.6%

Total Electric and Natural Gas Revenues					$796	$841	(5.4)%

Purchased Power and Fuel					$287	$321	(10.6)%

				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	2,094	2,137	2,476	(2.0)%	(15.4)%
Cooling Degree-Days	—	5	—	(100.0)%	N/A

Number of Electric Customers	2017	2016	Number of Natural Gas Customers	2017	2016
Residential	1,461,662	1,449,470	Residential	473,972	468,808
Small Commercial & Industrial	150,580	149,388	Commercial & Industrial	43,709	43,313

Large Commercial & Industrial	3,100	3,092	Total Retail	517,681	512,121
Public Authorities & Electric Railroads	9,798	9,807	Transportation	775	817

Total	1,625,140	1,611,757	Total	518,456	512,938

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.
(d)	Total electric revenue includes operating revenues from affiliates totaling $1 million and $2 million for the three months ended March 31, 2017 and 2016, respectively. Total natural gas revenues includes operating revenues from affiliates totaling less than $1 million for both the three months ended March 31, 2017 and 2016.

EXELON CORPORATION

BGE Statistics

Three Months Ended March 31, 2017 and 2016

	Electric and Natural Gas Deliveries			Revenue (in millions)
	2017	2016	% Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,127	3,479	(10.1)%	$405	$428	(5.4)%
Small Commercial & Industrial	748	774	(3.4)%	72	73	(1.4)%
Large Commercial & Industrial	3,268	3,219	1.5%	113	100	13.0%
Public Authorities & Electric Railroads	68	71	(4.2)%	7	9	(22.2)%

Total Retail	7,211	7,543	(4.4)%	597	610	(2.1)%

Other Revenue (b)(c)				70	70	—%

Total Electric Revenue				667	680	(1.9)%

Natural Gas (in mmcfs)
Retail Deliveries and Sales (d)
Retail Sales	36,371	38,584	(5.7)%	269	238	13.0%
Transportation and Other (e)	2,279	2,496	(8.7)%	15	11	36.4%

Total Natural Gas (f)	38,650	41,080	(5.9)%	284	249	14.1%

Total Electric and Natural Gas Revenues				$951	$929	2.4%

Purchased Power and Fuel				$350	$373	(6.2)%

				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	2,063	2,280	2,404	(9.5)%	(14.2)%
Cooling Degree-Days	—	—	—	N/A	N/A

Number of Electric Customers	2017	2016	Number of Natural Gas Customers	2017	2016
Residential	1,153,688	1,141,814	Residential	625,642	619,130
Small Commercial & Industrial	113,238	113,034	Commercial & Industrial	44,237	44,224

Large Commercial & Industrial	12,084	11,932	Total Retail	669,879	663,354
Public Authorities & Electric Railroads	279	282	Transportation	—	—

Total	1,279,289	1,267,062	Total	669,879	663,354

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes wholesale transmission revenue and late payment charges.
(c)	Includes operating revenues from affiliates totaling $2 million for the three months ended March 31, 2017 and 2016.
(d)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(e)	Transportation and other natural gas revenue includes off-system revenue of 2,279 mmcfs ($12 million) and 2,496 mmcfs ($9 million) for the three months ended March 31, 2017 and 2016, respectively.
(f)	Includes operating revenues from affiliates totaling $3 million for the three months ended March 31, 2017 and 2016.

EXELON CORPORATION

PEPCO Statistics

Three Months Ended March 31, 2017 and 2016

	Electric Deliveries			Revenue (in millions)
	2017	2016	% Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	2,000	2,218	(9.8)%	$240	$255	(5.9)%
Small Commercial & Industrial	326	381	(14.4)%	34	37	(8.1)%
Large Commercial & Industrial	3,485	3,945	(11.7)%	195	200	(2.5)%
Public Authorities & Electric Railroads	190	189	0.5%	8	8	—%

Total Retail	6,001	6,733	(10.9)%	477	500	(4.6)%

Other Revenue (b)				53	51	3.9%

Total Electric Revenue (c)				530	551	(3.8)%

Purchased Power				$166	$197	(15.7)%

				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	1,748	2,010	2,138	(13.0)%	(18.2)%
Cooling Degree-Days	4	3	3	33.3%	33.3%

Number of Electric Customers	2017	2016
Residential	785,016	769,934
Small Commercial & Industrial	53,640	53,853
Large Commercial & Industrial	21,413	20,996
Public Authorities & Electric Railroads	136	126

Total	860,205	844,909

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Includes operating revenues from affiliates totaling $1 million for the three months ended March 31, 2017 and 2016.

EXELON CORPORATION

DPL Statistics

Three Months Ended March 31, 2017 and 2016

	Electric and Natural Gas Deliveries			Revenue (in millions)
	2017	2016	% Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	1,359	1,428	(4.8)%	$181	$182	(0.5)%
Small Commercial & Industrial	531	572	(7.2)%	45	49	(8.2)%
Large Commercial & Industrial	1,064	1,078	(1.3)%	25	25	—%
Public Authorities & Electric Railroads	13	14	(7.1)%	4	4	—%

Total Retail	2,967	3,092	(4.0)%	255	260	(1.9)%

Other Revenue (b)				41	43	(4.7)%

Total Electric Revenue (c)				296	303	(2.3)%

Natural Gas (in mmcfs)
Retail Deliveries and Sales (d)
Retail Sales	5,932	6,060	(2.1)%	59	53	11.3%
Transportation and Other (e)	2,168	1,968	10.2%	7	6	16.7%

Total Natural Gas	8,100	8,028	0.9%	66	59	11.9%

Total Electric and Natural Gas Revenues				$362	$362	—%

Purchased Power and Fuel				$157	$176	(10.8)%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	2,002	2,247	2,417	(10.9)%	(17.2)%
Cooling Degree-Days	—	3	2	(100.0)%	(100.0)%

Gas Service Territory				% Change
Heating Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	2,031	2,335	2,516	(13.0)%	(19.3)%

Number of Electric Customers	2017	2016	Number of Natural Gas Customers	2017	2016
Residential	457,663	453,670	Residential	121,362	120,046
Small Commercial & Industrial	60,289	59,860	Commercial & Industrial	9,855	9,772

Large Commercial & Industrial	1,411	1,418	Total Retail	131,217	129,818
Public Authorities & Electric Railroads	642	643	Transportation	156	158

Total	520,005	515,591	Total	131,373	129,976

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Includes operating revenues from affiliates totaling $2 million for the three months ended March 31, 2017 and 2016.
(d)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.
(e)	Transportation and other revenue includes off-system natural gas sales and the short-term release of interstate pipeline transportation and storage capacity not needed to serve customers.

EXELON CORPORATION

ACE Statistics

Three Months Ended March 31, 2017 and 2016

	Electric Deliveries			Revenue (in millions)
	2017	2016	% Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	879	938	(6.3)%	$142	$150	(5.3)%
Small Commercial & Industrial	283	289	(2.1)%	36	39	(7.7)%
Large Commercial & Industrial	765	820	(6.7)%	45	51	(11.8)%
Public Authorities & Electric Railroads	13	15	(13.3)%	3	3	—%

Total Retail	1,940	2,062	(5.9)%	226	243	(7.0)%

Other Revenue (b)				49	48	2.1%

Total Electric Revenue (c)				275	291	(5.5)%

Purchased Power				$137	$158	(13.3)%

				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	2,150	2,270	2,488	(5.3)%	(13.6)%
Cooling Degree-Days	—	4	1	(100.0)%	(100.0)%

Number of Electric Customers	2017	2016
Residential	485,691	482,718
Small Commercial & Industrial	60,999	60,858
Large Commercial & Industrial	3,761	3,828
Public Authorities & Electric Railroads	612	583

Total	551,063	547,987

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Includes operating revenues from affiliates totaling $1 million for the three months ended March 31, 2017 and 2016.